                                                                   EXHIBIT 99(e)

                                LYNCH CORPORATION

                                                 _________ ___, 2005

TO OUR CLIENTS:

            Enclosed for your  consideration  are a prospectus  dated  _________
___, 2005 (the  "Prospectus"),  and the  "Instructions as to Use of Subscription
Certificates"  relating  to  the  offering  (the  "Rights  Offering")  by  Lynch
Corporation  (the "Company") of its Common Shares (as defined below) pursuant to
transferable   subscription   rights  (the   "Subscription   Rights")  initially
distributed to all holders  ("Holders")  of record of Common  Shares,  $0.01 par value per share (the "Common  Shares"),  at the close of business on November 9,
2005  (the  "Record  Date").  The  Subscription  Rights  are  described  in  the
Prospectus.

            In the Rights  Offering,  the Company is offering  an  aggregate  of
538,676 Common Shares, as described in the Prospectus.

            The Subscription Rights will expire, if not exercised, at 5:00 P.M.,
New York City time, on _________  ___, 2005,  unless  extended for up to 15 days
(the "Expiration Date").

            As described in the  Prospectus,  you will receive one  Subscription
Right for each Common Share  carried by us in your account as of the Record Date or acquired  by you on  November  10, or  November  11,  2005.  Every three such
Subscription  Rights will  entitle you to  subscribe  for one Common  Share (the
"Basic  Subscription  Privilege")  at the cash  price of $7.25  per  share  (the
"Subscription Price").

            In addition, shareholders on November 9, 2005 who fully exercise the rights  distributed  to them by us will also be  entitled to  subscribe  for and purchase  additional  Common  Shares  that are not  purchased  by other  Holders through their Basic Subscription Privileges (the "Oversubscription  Privilege").
The  maximum   number  of  Common  Shares  that  you  may  purchase   under  the
Oversubscription Privilege is equal to the number of Common Shares you purchased under the Basic Subscription Privilege. If the number of Common Shares remaining after the exercise of all Basic  Subscription  Privileges  is not  sufficient to satisfy all requests for Common Shares pursuant to Oversubscription  Privileges, you will be allocated  additional Common Shares pro rata, based on the number of
Common  Shares you  purchased  through  your  Basic  Subscription  Privilege  in
proportion   to  the  total   number  of  Common   Shares  that  you  and  other
oversubscribing Holders purchased through the Basic Subscription Privilege.

            The Subscription  Rights are evidenced by transferable  Subscription
Certificates  and will cease to have any value at the close of  business  on the
Expiration Date.

            The materials  enclosed are being forwarded to you as the beneficial owner of Common Shares  carried by us in your account but not registered in your name.  Exercises  of  Subscription  Rights  may be made only by us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe  for any Common Shares to which you are entitled  pursuant to the terms and subject to the  conditions  set forth in the enclosed  Prospectus.  However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Subscription
Rights.

            Your  instructions to us should be forwarded as promptly as possible in  order to  permit  us to  exercise  Subscription  Rights  on your  behalf  in accordance with the provisions of the Rights  Offering.  Once you have exercised your Basic  Subscription  Privilege and your  Oversubscription  Privilege,  such exercise may not be revoked.

            If you wish to have us, on your behalf,  exercise  the  Subscription
Rights for any Common Shares to which you are entitled, please so instruct us by completing,  executing and returning to us the "Beneficial  Owner Election Form"
included herewith.

            Any  questions  or requests  for  assistance  concerning  the Rights
Offering should be directed to the Information Agent at:

                          Mellon Investor Services LLC
                     480 Washington Blvd. - Mail Drop - Reorg
                              Jersey City, NJ 07310
                       Toll Free Telephone: (866) 340-1578
                Direct Line for Banks and Brokers: (201) 680-6590

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